UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2020

Windtree Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 Kelly Road, Suite 100, Warrington, Pennsylvania		18976
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 488-9300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WINT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On May 20, 2020, Windtree Therapeutics, Inc. (the “Company,” “us,” “we” or “our”) issued a press release announcing the pricing of the Offering (as defined below), a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. On May 22, 2020, the Company issued a press release announcing the closing of the Offering inclusive of the Overallotment Option (as defined below), a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On May 20, 2020, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc. (“Ladenburg”), as representative for the several underwriters named therein (collectively, the “Underwriters”), relating to the public offering by the Company of an aggregate of 2,758,620 units (the “Offering”), with each unit consisting of one (1) share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and a warrant to purchase one (1) share of Common Stock (the “Warrants”). The Warrants are immediately exercisable for shares of Common Stock at a price of $7.975 per share and expire five years from the date of issuance. The Company does not plan to apply to list the Warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. The shares of Common Stock and Warrants are immediately separable and will be issued separately in the offering.

In addition, the Company granted the Underwriters a 45-day option (the “Overallotment Option”) to purchase up to 413,793 additional shares of Common Stock, and/or Warrants to purchase up to 413,793 additional shares of Common Stock, which such Overallotment Option was exercised in full.

The closing of the Offering occurred on May 22, 2020, inclusive of the Overallotment Option. The offering price to the public was $7.25 per unit. After deducting underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the Warrants issued pursuant to this Offering, the net proceeds to the Company were approximately $20.2 million.

The Common Stock and the Warrants were offered and sold to the public pursuant to the Company’s registration statement on Form S-1 (File No. 333-236085), filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on January 27, 2020, as amended (the “Registration Statement”), and which became effective on May 19, 2020.

In connection with the Offering, on May 22, 2020, the Company also entered into a Warrant Agency Agreement with Continental Stock Transfer & Trust Company (“Warrant Agreement”) pursuant to which Continental Stock Transfer & Trust Company agreed to act as warrant agent with respect to the Warrants.

The foregoing descriptions of the Warrants and the Warrant Agreement are not complete and are qualified in their entirety to the full text of the forms of Warrant and Warrant Agreement, copies of which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document

4.1	Form of Warrant to be issued to purchasers of units and the underwriters pursuant to the Registration Statement on Form S-1, filed on January 27, 2020, as amended.
4.2	Form of Warrant Agency Agreement between Windtree Therapeutics, Inc. and Continental Stock Transfer and Trust Company.
99.1	Press Release of Windtree Therapeutics, Inc., dated May 20, 2020.
99.2	Press Release of Windtree Therapeutics, Inc., dated May 22, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Windtree Therapeutics, Inc.

By:	/s/ Craig E. Fraser
Name:	Craig E. Fraser
Title:	President and Chief Executive Officer

Date: May 22, 2020